EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE GENLYTE GROUP INCORPORATED:



As independent public accountants, we hereby consent to the incorporation of (a) our report dated January 22, 1997 included in The Genlyte Group Incorporated's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1996 into the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K") and (b) our reports dated January 22, 1997 included and incorporated into the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration No.'s:
33-30722 and 33-27190).

                                                         /s/ Arthur Andersen LLP
                                                             -------------------
                                                             ARTHUR ANDERSEN LLP


New York, New York
March 25, 1997